SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.       )

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PolyMedica Corporation

(Name of Registrant as Specified In Its Charter)

PolyMedica Corporation

(Name of Person(s) Filing Proxy Statement)

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POLYMEDICA CORPORATION

11 STATE STREET
WOBURN, MASSACHUSETTS 01801

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 17, 2004

TO THE STOCKHOLDERS:

      The 2004 Annual Meeting of Stockholders of PolyMedica Corporation, a Massachusetts corporation, will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, September 17, 2004, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class I Directors for the ensuing three years;

2.	To approve an amendment to PolyMedica’s 2000 Stock Incentive Plan, increasing from 4,600,000 to 6,400,000 the number of shares of Common Stock available for issuance under the 2000 Stock Incentive Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants for the fiscal year ending March 31, 2005; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on July 26, 2004 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

DEVIN J. ANDERSON, Secretary

Woburn, Massachusetts

July 29, 2004

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

POLYMEDICA CORPORATION
11 STATE STREET
WOBURN, MASSACHUSETTS 01801

PROXY STATEMENT

for the 2004 Annual Meeting of Stockholders

to be held on September 17, 2004

GENERAL MATTERS

      The enclosed proxy is solicited by the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company” or “PolyMedica”), a Massachusetts corporation, for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, September 17, 2004, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting.

      All proxies will be voted in accordance with the instructions contained in the applicable proxy, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of PolyMedica, or by voting in person at the Annual Meeting.

      PolyMedica’s Annual Report for the fiscal year ended March 31, 2004 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about August 2, 2004.

      A copy of PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to Corporate Controller, PolyMedica Corporation, 11 State Street, Woburn, Massachusetts 01801.

Quorum and Vote Requirement

      On July 26, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were issued and outstanding and entitled to vote an aggregate of 27,234,470 shares of common stock of PolyMedica, $0.01 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote.

      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on each matter presented at the Annual Meeting shall constitute a quorum for such matter. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the Annual Meeting.

      The affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on each matter is required for the approval of the amendment to the 2000 Stock Incentive Plan (the “2000 Plan”) and ratification of the selection of PricewaterhouseCoopers LLP as PolyMedica’s independent accountants.

      Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. However, abstentions are considered to be shares present, or represented in determining whether a quorum exists on a given matter.

Revoking a Previously Delivered Proxy

      A proxy that is properly submitted may be revoked at any time before it is exercised. For a stockholder “of record,” meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

•	send another signed proxy card with a later date to the address indicated on the proxy card;

•	send a letter revoking the stockholder’s proxy to our Secretary at our principal address; or

•	attend the special meeting and vote in person.

      A “beneficial holder” whose shares are registered in another name, for example in “street name,” must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting in Person

      Stockholders that attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the special meeting.

Stock Ownership of Certain Beneficial Owners and Management

      The following table sets forth the beneficial ownership of PolyMedica’s Common Stock as of June 30, 2004:

•	by each person who is known by PolyMedica to own beneficially more than 5% of the outstanding shares of Common Stock;

•	by each director and nominee for director;

•	by each of the executive officers named in the Summary Compensation table; and

•	by all current directors and executive officers of PolyMedica as a group.

      The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after June 30, 2004 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire within 60 days after June 30, 2004, are deemed to be outstanding with respect to such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of June 30, 2004, there were 27,180,678 shares of Common Stock issued and outstanding.

	Number of Shares	Percentage of
	Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding

Wellington Management Company, LLP(1)	2,756,550	10.1%
75 State St., Boston, MA 02109
Westfield Capital Management Co., LLC(2)	2,688,100	9.9%
One Financial Center, Boston, MA 02111
M. A. Weatherbie & Co., Inc.(3)	1,761,154	6.5%
265 Franklin Street, Suite 1601 Boston, MA 02110
David L. Babson & Company, Inc.(4)	1,420,178.67	5.2%
One Memorial Dr., Cambridge, MA 02142
Samuel L. Shanaman(5)	145,634	*
Marcia J. Hooper(6)	142,576	*
John K.P. Stone, III(7)	122,168	*
Stephen C. Farrell(8)	122,097	*
Daniel S. Bernstein, M.D.(9)	93,268	*
Frank W. LoGerfo, M.D.(10)	90,000	*
Walter R. Maupay, Jr.(11)	65,640	*
Herbert A. Denton(12)	42,000	*
Edward A. Burkhardt(13)	30,000	*
Fred H. Croninger, III(14)	11,200	*
Thomas O. Pyle(15)	5,500	*
William B. Eck	—	*
Arthur A. Siciliano, Ph.D.**	226,256	*
Warren K. Trowbridge**	6,365	*
All current directors and executive officers as a group (12 persons)(16)	870,083	3.1%

*	Represents holdings of less than one percent.

**	Former executive officer.

(1)	Based solely upon a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on February 12, 2004 pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), setting forth Wellington’s beneficial ownership as of December 31, 2003. Wellington shares power to vote or to direct the vote with respect to 1,990,050 of these shares and shares power to dispose or to direct the disposition of all of these shares.

(2)	Based solely upon a Schedule 13G/A filed by Westfield Capital Management Co., LLC (“Westfield”) on June 10, 2004 pursuant to the Exchange Act, setting forth Westfield’s beneficial ownership as of January 7, 2004. Westfield has sole voting power over 2,482,500 of these shares and sole dispositive power over all of these shares.

(3)	Based solely upon a Schedule 13G/A filed by M.A. Weatherbie & Co., Inc. (“Weatherbie”) on February 13, 2004 pursuant to the Exchange Act, setting forth Weatherbie’s beneficial ownership as of December 31, 2003. Weatherbie, a registered investment advisor, disclaims beneficial ownership of all of these shares, which are owned by several accounts managed by Weatherbie, which has sole voting power over 1,478,694 of these shares and sole dispositive power over all of these shares.

(4)	Based solely upon a Schedule 13G/A filed by David L. Babson & Company Inc. (“Babson”) on February 10, 2004 pursuant to the Exchange Act, setting forth Babson’s beneficial ownership as of December 31, 2003. Babson, in its capacity as investment advisor, may be deemed beneficial owner of all of these shares (which are owned by its clients). Babson shares voting power with respect to 98,400 of these shares.

(5)	Includes 680 shares held by Mr. Shanaman’s spouse and 105,000 shares issuable upon exercise of outstanding stock options held by Mr. Shanaman that are exercisable within 60 days after June 30, 2004.

(6)	Includes 130,500 shares issuable upon exercise of outstanding stock options held by Ms. Hooper that are exercisable within 60 days after June 30, 2004.

(7)	Includes 117,968 shares issuable upon exercise of outstanding stock options held by Mr. Stone that are exercisable within 60 days after June 30, 2004.

(8)	Includes 108,467 shares issuable upon exercise of outstanding stock options held by Mr. Farrell that are exercisable within 60 days after June 30, 2004.

(9)	Includes 83,750 shares issuable upon exercise of outstanding stock options held by Dr. Bernstein that are exercisable within 60 days after June 30, 2004.

(10)	Includes 86,000 shares issuable upon exercise of outstanding stock options held by Dr. LoGerfo that are exercisable within 60 days after June 30, 2004.

(11)	Includes 490 shares held by Mr. Maupay’s spouse and 30,000 shares issuable upon exercise of outstanding stock options held by Mr. Maupay that are exercisable within 60 days after June 30, 2004.

(12)	Includes 2,000 shares held by a limited liability company for which Mr. Denton is the managing member and 40,000 shares issuable upon exercise of outstanding stock options held by Mr. Denton that are exercisable within 60 days after June 30, 2004.

(13)	Includes 25,000 shares issuable upon exercise of outstanding stock options held by Mr. Burkhardt that are exercisable within 60 days after June 30, 2004.

(14)	Includes 10,000 shares issuable upon exercise of outstanding stock options held by Mr. Croninger that are exercisable within 60 days after June 30, 2004.

(15)	Includes 4,000 shares issuable upon exercise of outstanding stock options held by Mr. Pyle that are exercisable within 60 days after June 30, 2004.

(16)	Includes 740,685 shares issuable upon exercise of outstanding stock options that are exercisable within 60 days after June 30, 2004.

Equity Compensation Plan Information

      The following table provides information about the securities authorized for issuance under PolyMedica’s equity compensation plans as of March 31, 2004:

(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	2,960,724 (2)	$17.96 (2)	651,708	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

Total	2,960,724	$17.96	651,708

(1)	Consists of the following Company equity compensation plans: 1990 Stock Option Plan, 1992 Employee Stock Purchase Plan (the “1992 ESPP”), 1992 Directors’ Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Plan, and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”). Shares of Common Stock are available for issuance only under the 1992 ESPP, the 2000 Plan, and the 2001 ESPP.

(2)	Excludes 230,050 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods; such shares are included in column (c) of the table.

(3)	Includes 421,658 shares available for issuance pursuant to the 2000 Plan. The 2000 Plan provides for the issuance of incentive stock options, non-qualified stock options, restricted stock and unrestricted stock to PolyMedica’s employees, officers, directors, consultants and advisors. Also includes 230,050 shares issuable under the 1992 ESPP and the 2001 ESPP in connection with the current and future offering periods.

ITEM ONE

ELECTION OF DIRECTORS

      PolyMedica has a classified Board consisting of three Class I Directors, three Class II Directors and three Class III Directors. After the Annual Meeting, the Class I, Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed the class whose term is expiring.

      The persons named in the enclosed proxy will vote to elect Frank W. LoGerfo, M.D., Marcia J. Hooper and Edward A. Burkhardt as Class I Directors, unless the authority to vote for the election of these nominees is withheld by marking the proxy to that effect. Dr. LoGerfo, Ms. Hooper and Mr. Burkhardt are currently Class I Directors of PolyMedica.

      Dr. LoGerfo, Ms. Hooper and Mr. Burkhardt will be elected to hold office until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Dr. LoGerfo, Ms. Hooper and Mr. Burkhardt have indicated their willingness to serve, if elected; however, if any of Dr. LoGerfo, Ms. Hooper and Mr. Burkhardt should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board. It is not presently contemplated that any of the nominees will be unable to serve and the Board has no reason to believe that any of these nominees will be unable to serve if elected.

      Set forth below for each member of the Board, including the nominees for Class I Directors, is the name, age, length of service as a Company director, information provided to the Company by each such person concerning all positions he or she holds or has held with PolyMedica, his or her principal occupation and business experience for the past five years and the names of other publicly-held companies of which he or she serves as a director. Information with respect to the number of shares of Common Stock of PolyMedica beneficially owned by him or her on June 30, 2004, and the percentage of all outstanding shares of Common Stock beneficially owned by him or her on such date, appears above under “Stock Ownership of Certain Beneficial Owners and Management.”

Nominees for Term

to Expire in 2007
(Class I Directors)

Frank W. LoGerfo, M.D., age 63, has served as a director of PolyMedica since 1994.

      Dr. LoGerfo is Chief, Division of Vascular Surgery, Beth Israel Deaconess Medical Center. Dr. LoGerfo has served as William V. McDermott Professor of Surgery at Harvard Medical School since 1991.

Marcia J. Hooper, age 50, has served as a director of PolyMedica since 1991.

      Ms. Hooper has been a partner at Castile Ventures since 2002. From 1996 to 2002, she was a Vice President and Partner of Advent International Corporation. Ms. Hooper also served as General Partner of Viking Partners Capital Limited Partnership from 1994 to 1996 and as a General Partner of three venture capital funds of Ampersand Ventures from 1985 to 1993.

Edward A. Burkhardt, age 66, has served as a director of PolyMedica since May 2002.

      Mr. Burkhardt serves as President of Rail World, Inc. a company he founded, and heads several other rail operations in the U.S., Estonia and Poland. Mr. Burkhardt also served as Chairman and Chief Executive Officer of Wisconsin Central Transportation Corporation and as Chairman and Chief Executive Officer of English Welsh and Scottish Railway Ltd where he led the investor group that purchased five railway operations from the British Railway Board. Mr. Burkhardt also served as Chairman of Tranz Rail Ltd. Mr. Burkhardt currently serves as a director of Valeant Pharmaceuticals International.

Directors Whose Terms

Expire in 2005
(Class II Directors)

Thomas O. Pyle, age 64, has served as a director of PolyMedica since June 2004.

      Mr. Pyle served as the Chief Executive Officer at Harvard Community Health Plan from 1978 to 1991 and as Chief Executive Officer of MetLife HealthCare from 1993 to 1994 where he initiated the combination of the MetLife health insurance business with that of Travelers. Mr. Pyle was retired from 1994 to April 2001. From April 2001 to June 2003, Mr. Pyle served as Chairman of PrivaSource, a startup company focusing on HIPAA compliance. Mr. Pyle also served as Chief Executive Officer of PrivaSource from April 2001 to April 2002. Mr. Pyle currently serves as a director of Mykrolis Corporation.

Samuel L. Shanaman, age 63, has been Chief Executive Officer and Chairman since January 2004, Lead Director and Interim Chief Executive Officer from August 2002 to January 2004 and has served as a director of PolyMedica since November 2001.

      From 1990 to 1998, Mr. Shanaman served in various roles at The J. Jill Group, Inc. including President and Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. Mr. Shanaman was retired from 1998 to 2002. Mr. Shanaman also serves on the Board of Directors of The J. Jill Group, Inc.

John K. P. Stone, III, age 71, has served as a director of PolyMedica since June 2002.

      Mr. Stone joined PolyMedica in March 2002 and was appointed a Director, Vice Chairman, General Counsel, and Senior Vice President of PolyMedica in June 2002. Prior to joining PolyMedica, Mr. Stone was a senior partner at Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP), a leading law firm. His corporate law practice focused on emerging companies primarily in the high technology and medical fields and the private and public financing, mergers, acquisitions and strategic relationships of such companies. Mr. Stone currently serves as a director of FlexiInternational Software, Inc.

Directors Whose Terms

Expire in 2006
(Class III Directors)

Daniel S. Bernstein, M.D., age 77, has served as a director of PolyMedica since 1992.

      Dr. Bernstein has been a physician at Brigham Medical Associates, Boston, Massachusetts, since 1993; a lecturer at Harvard Medical School, Cambridge, Massachusetts, since 1993; and Clinical Professor of Medicine Emeritus, Boston University School of Medicine since 1973.

Herbert A. Denton, age 57, has served as a director of PolyMedica since 2000.

      Mr. Denton is President of Providence Capital, Inc., which he founded in 1991.

Walter R. Maupay, Jr., age 65, has served as a director of PolyMedica since May 2002 and as Lead Director since January 2004.

      Mr. Maupay also served as a director of PolyMedica from 1990 through March 1995. Mr. Maupay was President of Merck & Co., Inc.’s (“Merck”) Calgon Vestal Laboratories division from 1988 to 1994, culminating a 33-year career as an executive at Merck. He continued as President of Calgon Vestal after its sale to Bristol-Myers Squibb in 1994 where he directed Calgon Vestal’s transition and integration teams prior to retiring in 1995. Mr. Maupay currently serves as a director of Life Medical Sciences, Inc., Kensey Nash Corporation and Cubist Pharmaceuticals, Inc.

CORPORATE GOVERNANCE

      PolyMedica’s Board of Directors has long believed that good corporate governance is important to ensure that PolyMedica is managed for the long-term benefit of stockholders. During the past year, PolyMedica’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of NASDAQ. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.polymedica.com. Alternatively, you can request a copy of any of these documents by writing to Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801.

Corporate Governance Guidelines

      The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve in the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	when the chairman of the Board is not an independent director, that the non-management members of the Board must appoint a Lead Director;

•	the non-management directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

      Under NASDAQ rules that become applicable to the Company on the date of the annual meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of Ms. Hooper, Drs. Bernstein and LoGerfo and Messrs. Burkhardt, Denton, Maupay or Pyle has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

      The Board met 11 times during the year ended March 31, 2004, either in person or by teleconference. During the year ended March 31, 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

      Resolutions adopted by the Board on May 21, 2004 provide that directors are expected to attend the annual meeting of stockholders. Mr. Shanaman attended the 2003 annual meeting of stockholders.

Board Committees

      The Board of Directors has established standing Audit, Compensation, and Nominating and Corporate Governance committees — each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.polymedica.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Annex A.

      The Board of Directors has determined that all of the members of each of these committees are independent as defined under the new NASDAQ rules that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the NASDAQ rules that apply to the Company until the date of the Annual Meeting and otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

      Audit Committee. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;

•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	coordinating the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 11 and 12 of this proxy statement).

      The Board of Directors has determined that Ms. Hooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

      During the fiscal year ended March 31, 2004, the Audit Committee met 14 times and the members of the committee were Ms. Hooper (Chair) and Messrs. Burkhardt and Maupay. On June 10, 2004, Mr. Pyle joined the Audit Committee.

      Compensation Committee. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing and administering the Company’s cash compensation and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

      During the fiscal year ended March 31, 2004, the Compensation Committee met ten times and the members of the committee were Dr. Bernstein (Chair), Ms. Hooper and Dr. LoGerfo. On June 10, 2004, Mr. Pyle joined the Compensation Committee.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

      During the fiscal year ended March 31, 2004, the Nominating and Corporate Governance Committee met seven times and the members of the committee were Mr. Maupay (Chair), Dr. Bernstein and Mr. Burkhardt.

      Executive Committee. PolyMedica has a standing Executive Committee of the Board which, among other things, is empowered to act on behalf of the Board in circumstances where prompt action is required and it is not feasible to convene a meeting of the Board. The Executive Committee also acts as a convenient forum in which the chairpersons of the Audit, Nominating and Corporate Governance and Oversight Committees can meet with the Chief Executive Officer and General Counsel to prepare for, set agendas for, and report on, meetings of the full Board of Directors and of those committees. During the fiscal year ended March 31, 2004, the members of the Executive Committee were Mr. Shanaman (Chair), Ms. Hooper and Messrs. Denton, Maupay and Stone. The Executive Committee met 28 times during the fiscal year ended March 31, 2004.

      Oversight Committee. PolyMedica has a standing Oversight Committee of the Board which, among other things, oversees currently pending governmental investigations and related litigation matters of PolyMedica. During the fiscal year ended March 31, 2004, the Oversight Committee held 20 meetings and the members of the committee were Messrs. Denton (Chair), Maupay and Soltys. On March 31, 2004, Mr. Soltys resigned from the Board of Directors and the Oversight Committee. Dr. LoGerfo joined the Oversight Committee on April 22, 2004.

      Search Committee. PolyMedica has an ad hoc Search Committee of the Board (the “Search Committee”) which coordinates the Company’s search process for potential candidates for the position of Chief Executive Officer and has conducted, and may conduct in the future, interviews of prospective Board candidates. During the fiscal year ended March 31, 2004, the Search Committee held 12 meetings and the members of the committee were Ms. Hooper and Messrs. Denton and Maupay. Mr. Denton joined the Search Committee on February 1, 2004.

      There are no family relationships between or among any officers or directors of PolyMedica.

Director Candidates

      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.

      Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2005 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in the Company’s proxy card for the next annual meeting.

      Mr. Pyle, who was appointed to fill a vacancy on the Board of Directors in June 2004, was identified as a suitable candidate by a current member of the Board of Directors and interviewed by the Search Committee prior to his recommendation by the Nominating and Corporate Governance Committee and appointment by the Board.

Communicating with the Independent Directors

      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Lead Director, Walter R. Maupay, Jr., with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

      Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Lead Director, with the assistance of the Company’s General Counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, PolyMedica Corporation, 11 State Street, Woburn, MA 01801.

Code of Conduct and Ethics

      The Company has adopted a written Code of Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.polymedica.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board

      The Audit Committee reviewed PolyMedica’s audited financial statements for the fiscal year ended March 31, 2004 and discussed these financial statements with PolyMedica’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by

Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, PolyMedica’s independent auditors.

      PolyMedica’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and the independence of the auditors from PolyMedica. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to PolyMedica which are referred to in “Independent Auditor Fees and Other Matters” is compatible with maintaining such auditors’ independence and concluded that they were.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to PolyMedica’s Board that the audited financial statements be included in PolyMedica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

      By the Audit Committee of the Board of Directors of PolyMedica:

Edward A. Burkhardt
Marcia J. Hooper
Walter R. Maupay, Jr.
Thomas O. Pyle*

* Joined committee June 10, 2004

Directors’ Compensation

      Non-employee directors receive quarterly payments of $7,500 for attending board meetings and $1,000 for each committee meeting attended in addition to reimbursement for travel expenses to and from board and committee meetings. Members of the Search Committee receive $8,000 per month in lieu of a per committee meeting fee; in addition, Mr. Maupay is reimbursed $500 for each instance of travel to a Search Committee meeting. Directors who are officers or employees of PolyMedica do not receive any additional compensation for their services as directors.

      Non-employee directors are also entitled to participate in the 2000 Plan, which, among other things, provides for discretionary grants of non-qualified stock options to non-employee members of the Board. The following stock option grants were made pursuant to the 2000 Plan to members of PolyMedica’s Board during the fiscal year ended March 31, 2004:

•	Each of Ms. Hooper, Messrs. Burkhardt, Denton, Maupay and Soltys and Drs. Bernstein and LoGerfo was granted an option to purchase 10,000 shares of Common Stock, at an exercise price of $31.42 per share, on November 14, 2003.

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of PolyMedica’s CEO, PolyMedica’s four other most highly compensated executive officers who were serving as executive officers on March 31, 2004 and two former executive officers who served in such capacity during fiscal 2004 (collectively, the

“Named Executive Officers”). All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.

SUMMARY COMPENSATION TABLE

							Long Term Compensation
		Annual Compensation(1)
								Securities
						Other Annual	Restricted	Underlying	All Other
				Bonus		Compensation	Stock	Options	Compensation
Name and Principal Position	Year	Salary ($)		($)(2)		($)(3)	Awards	(#)(6)	($)(7)

Samuel L. Shanaman	2004	$191,371	(11)	$748,219	(12)	$—	$192,950 (4)	240,000	$1,201
Chief Executive Officer and	2003	8,880		—		—	315,390 (5)	—	—
Chairman	2002	—		—		—	—	15,000	—

John K. P. Stone, III	2004	373,846		279,036		10,433	—	—	65,070
Senior Vice President	2003	285,646		343,460		3,081	—	150,000	40,190
and General Counsel	2002	—		295,000		—	—	50,000	—

Stephen C. Farrell	2004	283,750		212,022		12,265	—	150,000	40,412
Senior Vice President;	2003	234,846		225,504		—	—	44,000	21,950
President, Liberty Healthcare	2002	161,077		210,000		—	—	30,000	3,975
Group, Inc.

Fred H. Croninger, III	2004	256,515		144,445		3,492	—	70,000	3,624
Chief Financial Officer

William B. Eck	2004	25,000		100,000		—	—	50,000	66
Senior Vice President, Chief of Healthcare Affairs and Deputy General Counsel

Former Executive Officers:

Arthur A. Siciliano, Ph.D.(8)	2004	433,038		600,000		21,640	—	10,000	78,778
Former President	2003	414,923		397,841		18,476	—	44,000	66,381
	2002	361,731		350,000		17,571	—	120,000	751,511

Warren K. Trowbridge(9)	2004	360,639	(10)	—		15,330	—	37,500	48,462
Former Senior Vice President;	2003	354,200		326,495		11,452	—	30,000	26,614
Former President, Liberty	2002	289,888		334,000		13,436	—	50,000	68,097
Healthcare Group, Inc.

(1)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for each Named Executive Officer for such fiscal year, with the exception of auto allowances, which PolyMedica has historically reported.

(2)	These amounts were either paid or accrued for the year shown.

(3)	Represents payments for auto allowances.

(4)	Represents restricted stock awards of an aggregate of 10,000 shares on July 11, 2003 having an aggregate fair market value on the date of grant of $192,950, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2004, the Company’s fiscal year end, Mr. Shanaman’s restricted stock holdings had a value of $268,000, as calculated pursuant to Item 402(b)(2)(iv)(A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock. More information with respect to these grants of restricted stock may be found under the caption “Employment Agreements.”

(5)	Represents restricted stock awards of an aggregate of 23,890 shares on October 7, 2002 and March 14, 2003, having an aggregate fair market value on the date of grant of $315,390, which represents the then fair market value of the Company’s unrestricted Common Stock on NASDAQ less the aggregate purchase price of the shares. As of March 31, 2003, the Company’s fiscal year end, Mr. Shanaman’s restricted stock holdings had a value of $363,606, as calculated pursuant to Item 402(b)(2)(iv)(A) of Regulation S-K. These shares of restricted Common Stock are entitled to receive dividends as, if and when declared by the Board with respect to shares of the Company’s Common Stock. More information with respect to these grants of restricted stock may be found under the caption “Employment Agreements.”

(6)	Represents options to purchase Common Stock granted under the Company’s 2000 Plan.

(7)	Represents PolyMedica’s matching cash contribution paid and/or accrued under PolyMedica’s 401(k) Plan, amounts paid by PolyMedica for group term life insurance and amounts credited to the individual’s account with the deferred compensation plan, other than voluntary deferrals from salary and bonus. Mr. Shanaman received $1,201 in taxable group term life benefits in 2004. Mr. Stone received $7,415 and $2,492 in 401(k) matching contributions in 2004 and 2003, respectively, $4,771 and $12,113 in group term life benefits in 2004 and 2003, respectively, and $52,884 and $25,585 in deferred compensation credits in 2004 and 2003, respectively. Mr. Farrell received $6,702, $6,154 and $3,766 in 401(k) matching contributions in 2004, 2003, and 2002, respectively, $406, $333 and $209 in group term life benefits in 2004, 2003, and 2002, respectively, and $33,304 and $15,463 in deferred compensation credits in 2004 and 2003, respectively. Mr. Croninger received $1,897 in 401(k) matching contributions and $1,727 in group term life benefits in 2004 only. Mr. Eck received $66 in group term life benefits in 2004 only. Dr. Siciliano received $7,481, $6,374, and $2,513 in 401(k) matching contributions in 2004, 2003, and 2002, respectively, $4,748, $4,558 and $2,552 in group term life benefits in 2004, 2003, and 2002, respectively, and $66,549, $55,449 and $746,446 in deferred compensation credits in 2004, 2003 and 2002, respectively. Mr. Trowbridge received $5,500, $3,556 and $1,944 in 401(k) matching contributions in 2004, 2003 and 2002, respectively, $946, $1,208, and $1,153 in group term life benefits in 2004, 2003, and 2002, respectively, and $42,016, $21,850 and $65,000 in deferred compensation credits in 2004, 2003 and 2002, respectively.

(8)	Dr. Siciliano retired as President of PolyMedica on November 5, 2003 and from all other positions at PolyMedica effective March 31, 2004.

(9)	Mr. Trowbridge resigned from all positions at PolyMedica on January 13, 2004.

(10)	Includes $50,000 paid as salary pursuant to a Termination Agreement between PolyMedica and Mr. Trowbridge.

(11)	Represents cash compensation of $70,334 earned for services provided from April 1, 2003 to January 12, 2004 and $121,037 for services provided from January 13, 2004 to March 21, 2004.

(12)	Represents amounts paid or accrued for services provided from August 4, 2002 to March 31, 2004.

      Option Grants. The following table sets forth certain information regarding options to purchase PolyMedica’s Common Stock granted during the fiscal year ended March 31, 2004 by PolyMedica to the Named Executive Officers. All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.

							Potential Realizable
							Value at Assumed
	Number of		Percent of				Annual Rates of
	Securities		Total Options				Stock Price Appreciation
	Underlying		Granted to	Exercise			for Option Term(3)
	Options		Employees in	Price	Expiration
Name	(#)(1)		Fiscal Year	($/Sh)(2)	Date		5%		10%

Samuel L. Shanaman	240,000	(4)	23.41%	$25.32	02/23/14		$3,821,667		$9,684,854

John K. P. Stone, III	—		—	—	—		—		—

Stephen C. Farrell	12,500	(5)	1.22	22.93	06/30/13		180,257		456,806
	12,500	(5)	1.22	26.30	12/31/13		206,749		523,943
	12,500	(5)	1.22	26.50	09/30/13		208,321		527,927
	12,500	(5)	1.22	26.80	03/31/14		210,680		533,904
	100,000	(5)	9.76	27.83	01/13/14		1,750,214		4,435,385

Fred H. Croninger, III	40,000	(6)	3.90	16.925	05/19/13		425,762		1,078,964
	30,000	(5)	2.93	25.93	01/23/14		489,217		1,239,772

William B. Eck	50,000	(5)	4.88	25.82	03/01/14		811,903		2,057,522

Former Executive Officers:

Arthur A. Siciliano, Ph.D.	5,000	(5)	.49	22.93	06/30/13	*	72,103	*	182,723	*
	5,000	(5)	.49	26.50	09/30/13	*	83,329	*	211,171	*

Warren K. Trowbridge	12,500	(5)	1.22	22.93	06/30/13	*	180,257	*	456,806	*
	12,500	(5)	1.22	26.30	12/31/13	*	206,749	*	523,943	*
	12,500	(5)	1.22	26.50	09/30/13	*	208,321	*	527,927	*

*	The expiration date and potential realizable value are based on the date of grant of this option. As of the date of this proxy statement, this option was either terminated or no shares of common stock underlying this option can be exercised prior to the option’s termination date.

(1)	Each option granted contains standard change-of-control and acceleration provisions pursuant to the 2000 Plan, as modified by an executive retention agreement entered into between PolyMedica and the recipient. See “Employment Agreement” below for further information.

(2)	The exercise price of each option was equal to the fair market value per share of PolyMedica’s Common Stock on the date of grant as determined by the Board on the date of grant.

(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted to their expiration date and are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(4)	This option vests and becomes exercisable as to 25% of such shares on the grant date and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(5)	This option vests and becomes exercisable as to 25% of such shares one year from the grant date and the remaining 75% of such shares vest over twelve equal quarterly installments following the first vesting date.

(6)	This option vests and becomes exercisable as to 25% of such shares thirteen months from the grant date and the remaining 75% of such shares vest in twelve equal quarterly installments following the first vesting date.

      Fiscal Year-End Option Values. The following table sets forth the number and value of stock options exercised during the fiscal year ended March 31, 2004 by each of the Named Executive Officers and the number of unexercised options held by each Named Executive Officer on March 31, 2004. All share amounts in the table reflect PolyMedica’s two-for-one stock split effected on September 29, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year End		at Fiscal Year End(2)
	Acquired on	Value
Name	Exercise (#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Samuel L. Shanaman	—	$—	90,000	165,000	$385,500	$244,200

John K. P. Stone, III	—	—	106,249	93,751	1,423,973	1,181,965

Stephen C. Farrell	—	—	113,859	180,147	1,426,085	452,127

Fred H. Croninger, III	—	—	—	70,000	—	421,100

William B. Eck	—	—	—	50,000	—	49,000

Former Executive Officers:

Arthur A. Siciliano, Ph.D.	497,141	6,274,089	8,562	—	107,622	—

Warren K. Trowbridge	173,792	1,963,734	—	—	—	—

(1)	Based upon the fair market value of PolyMedica’s Common Stock on the exercise date less the aggregate exercise price of the option.

(2)	Based on the difference between the last sales price of PolyMedica’s Common Stock on NASDAQ on March 31, 2004 ($26.80 per share) and the option exercise price, multiplied by the number of shares underlying such options.

Employment Agreements

      In connection with his transition on January 13, 2004 from Interim Chief Executive Officer to Chief Executive Officer, PolyMedica entered into an employment agreement and executive retention agreement with Mr. Shanaman. Pursuant to the terms of the employment agreement, Mr. Shanaman receives a base salary of $500,000. Mr. Shanaman is also eligible to receive an annual bonus of up to 100% of his base salary based on the achievement of objectives to be mutually agreed upon by Mr. Shanaman and the Compensation Committee. In connection with the transition, Mr. Shanaman also received an option to purchase 240,000 shares of Common Stock at an exercise price of $25.32 per share, of which 60,000 shares vested immediately and the remainder vest quarterly over three years. Pursuant to the terms of Mr. Shanaman’s executive retention agreement, upon the occurrence of a change in control of PolyMedica, all outstanding stock options held by Mr. Shanaman shall be exercisable in full.

      PolyMedica has entered into an employment agreement and an executive retention agreement with each of Messrs. Eck, Farrell and Stone and an employment agreement with Mr. Croninger. Pursuant to the terms of the employment agreements, each officer receives a base salary which is reviewed annually by the Compensation Committee. Mr. Croninger is eligible to receive an annual bonus at the discretion of the Compensation Committee, which, pursuant to his employment agreement, is targeted at 50% of his base salary. Messrs. Eck, Farrell and Stone are eligible to receive an annual bonus payment in an amount, if any, to be determined by the Compensation Committee, provided that Mr. Eck’s combined salary and bonus (excluding his signing bonus) for his first twelve months of employment must equal or exceed $600,000. Mr. Eck received a signing bonus of $100,000 and an option to purchase 50,000 shares of PolyMedica’s Common Stock at a per share exercise price of $25.82 following the effective date of his employment, March 1, 2004. The option vests over four years, with 25% exercisable as of March 1, 2005 and 6.25% on the last day of each fiscal quarter thereafter. Mr. Eck will also be reimbursed for relocation expenses. Mr. Stone received a signing bonus of $295,000 and a fully-vested option to purchase 50,000 shares of PolyMedica’s

Common Stock at a per share exercise price of $12.725 following the effective date of his employment, March 27, 2002. The employment agreements, as amended to date, extend to August 31, 2004 for Messrs. Croninger, Farrell and Stone and to March 1, 2005 for Mr. Eck. The term of each employment agreement will also be deemed to continue on a month-to-month basis while the officer remains employed by PolyMedica, unless expressly agreed otherwise. Pursuant to the employment agreements, each of Messrs. Croninger, Eck, Farrell and Stone currently receives a base salary of $246,470, $326,950, $362,160 and $380,268, respectively.

      Both the officer and PolyMedica have the right to terminate these employment agreements at any time with or without cause upon 30 days’ prior written notice. Notwithstanding the foregoing, if at any time during the term of an employment agreement the officer’s employment is terminated without cause, PolyMedica shall continue to pay the officer at his then current base salary for the greater of the remainder of the employment term or 18 months, in the case of Messrs. Eck, Farrell and Stone, or 12 months, in the case of Mr. Croninger.

      Pursuant to the terms of the executive retention agreements, upon the occurrence of a change in control of PolyMedica, all outstanding stock options held by Messrs. Eck, Farrell and Stone shall become exercisable in full. In addition, if the officer’s employment is terminated by PolyMedica without cause or by the officer for good reason within 24 months following such change in control (or in anticipation of a change in control), in addition to any other post-termination benefits which the officer is eligible to receive under any plan or program of PolyMedica each of Messrs. Farrell and Stone shall receive a lump sum payment equal to twice the sum of his highest base salary and highest bonus during the three-year period prior to the change in control and Mr. Eck shall receive a lump sum payment equal to twice the sum of his highest base salary and average bonus during the three-year period prior to the change in control, and each of Messrs. Eck, Farrell and Stone shall be entitled to a continuation of all employee benefits during the 12-month period following employment termination. The executive retention agreements provide that the amount of severance benefits payable to such officers shall be reduced by an amount necessary to avoid triggering such penalty taxes. The severance payments under the executive retention agreements are in lieu of any severance provided for in the employment agreements.

      Each of Messrs. Croninger, Eck, Farrell and Stone has also agreed not to compete with PolyMedica for one year following termination of his employment.

Termination of Employment Agreements

      On November 5, 2003, PolyMedica entered into an agreement with Dr. Siciliano pursuant to which Dr. Siciliano retired as President of PolyMedica as of that date and all other positions with PolyMedica effective March 31, 2004. Dr. Siciliano also agreed not to compete with PolyMedica for one year from the date of termination.

      Pursuant to this agreement, PolyMedica agreed to: (i) pay Dr. Siciliano at his salary prior to retirement of $417,000 through September 2005; (ii) through September 2005 (or until Dr. Siciliano is otherwise employed on a full-time basis and covered by health insurance), offer Dr. Siciliano continued health and dental insurance and reimburse him for the cost of that coverage and continue to provide at the Company’s expense life insurance on the life of Dr. Siciliano; (iii) through September 2005 (or until Dr. Siciliano is otherwise employed on a full-time basis), (iv) cause the full amount in Dr. Siciliano’s fully-vested deferred compensation plan (which is described in greater detail below) to be paid to him in a lump sum (less applicable tax withholdings); (v) until the current lease term expired, which was in February 2004 (or until Dr. Siciliano is otherwise employed on a full-time basis), continue to pay the lease payments and all related expenses for Dr. Siciliano’s automobile; (vi) grant Dr. Siciliano ownership of the computer and fax machine he was using at the time of his retirement and (vii) pursuant to the Company’s Articles of Organization, indemnify Dr. Siciliano for all reasonable legal fees associated with pending litigation in which he is a named party.

      On January 13, 2004, PolyMedica entered into an agreement with Mr. Trowbridge pursuant to which Mr. Trowbridge resigned his employment and any positions held with PolyMedica and all of its subsidiaries as of that date. Mr. Trowbridge also agreed not to compete with PolyMedica for one year from the date of termination.

      Pursuant to this agreement, PolyMedica will: (i) pay Mr. Trowbridge at his current base salary of $325,000 for eighteen months; (ii) pay Mr. Trowbridge the amount due him in unused accrued vacation time; (iii) for eighteen months (or until Mr. Trowbridge is otherwise employed on a full-time basis), offer Mr. Trowbridge continued health and dental coverage and reimburse him for the cost of that coverage; (iv) for eighteen months (or until Mr. Trowbridge is otherwise employed on a full-time basis), continue to provide at PolyMedica’s expense life insurance on the life of Mr. Trowbridge; (v) cause the full amount in Mr. Trowbridge’s fully-vested deferred compensation plan to be paid to him in a lump sum (less applicable tax withholdings) and (vi) pursuant to the Company’s Articles of Organization, indemnify Mr. Trowbridge for all reasonable legal fees associated with pending litigation in which he is a named party.

Deferred Compensation Plan

      During the fiscal year ended March 31, 2004, PolyMedica maintained an un-funded, non-qualified deferred compensation plan for the benefit of Messrs. Farrell, Stone and Trowbridge and Dr. Siciliano. Under the terms of the plan, the executives participating in the plan may defer up to 50% of their annual compensation. Amounts deferred by an executive are credited to a bookkeeping account for his benefit. PolyMedica also provided additional credits to the executive’s accounts. First, each executive receives a credit for each calendar year equal to 6.2% of the excess of (i) his compensation for such calendar year before any deferral over (ii) the Social Security Wage Base for such calendar year ($84,900 for 2002, $87,000 for 2003 and $87,900 for 2004). Second, each executive receives a credit equal to 50% of any compensation deferred in a calendar year, but this credit cannot exceed 3% of the amount by which the executive’s pre-deferral compensation for such calendar year exceeds the compensation limit imposed by PolyMedica’s 401(k) plan ($200,000 for 2002 and 2003 and $205,000 for 2004). In addition to the above credits, PolyMedica made discretionary credits to the accounts of Dr. Siciliano and Mr. Trowbridge in fiscal 2002. PolyMedica did not make any discretionary credits in fiscal 2003 or 2004.

      The account of each executive is credited with earnings and losses as though the accounts were invested in the investment choices available under PolyMedica’s 401(k) plan as selected by each executive. The amounts credited to an executive’s account are paid to the executive upon termination of employment in a lump sum or in installments over 15 or fewer years. In addition, an executive may receive a distribution while employed. If the distribution is other than for the alleviation of an unforeseeable financial emergency, the executive’s account will be charged a withdrawal penalty of 10% of the amount withdrawn. Finally, an executive may elect in advance to receive the entire balance to his credit upon the occurrence of a change in control of PolyMedica. An executive may not assign or pledge his rights to payment under the plan.

      Payment of benefits under the plan is made from PolyMedica’s general assets. PolyMedica has set funds aside in a grantor trust for the purpose of satisfying its obligations under the plan. The assets of this trust are subject to the claims of PolyMedica’s creditors. No executive has any rights under the plan greater than the rights of an unsecured general creditor of PolyMedica.

Compensation Committee Report on Executive Compensation

      The PolyMedica executive compensation program is administered by a standing Compensation Committee which was composed of three independent directors, Ms. Hooper and Drs. Bernstein and LoGerfo during the year ended March 31, 2004. On June 10, 2004, Mr. Pyle, an independent director, joined the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of PolyMedica’s executive officers are reviewed by the full Board. The executive compensation program is designed to retain and reward senior executives who will lead PolyMedica and achieve business objectives within the markets in which PolyMedica competes. Accordingly, it is the goal of the Compensation Committee to have the compensation paid to a particular individual reflect the contribution made by the individual to the achievement of PolyMedica’s business objectives.

      In the early part of calendar 2002, the Compensation Committee retained an independent consultant to do a new study of the compensation of executive officers of PolyMedica. That study was completed in May 2002 and was considered by the Compensation Committee and the Board in setting executive officer salaries for fiscal 2003 and fiscal 2004.

Executive Compensation Program

      Annual compensation for executive officers consisted of the following four fundamental elements:

•	base salary;

•	annual bonus;

•	long-term incentive program; and

•	deferred compensation.

      Prior to determining base salary, cash bonuses, stock option grants and deferred compensation for fiscal 2004, the Compensation Committee reviewed the extent to which each executive officer had achieved his individual business objectives and the performance of PolyMedica in meeting its overall business objectives, including regulatory compliance and financial performance. The Compensation Committee also reviewed other companies in the industry at comparable stages of development and of similar capitalization. In general, the Compensation Committee has sought to ensure that the executive officers are generally compensated in the top half of compensation paid by Polymedica’s peer group. Each of the four elements of compensation is discussed below.

      Base Salary. The Compensation Committee adjusted salaries based on its assessment of each executive’s individual performance and increases in salaries paid by comparable companies.

      Bonuses. PolyMedica’s fiscal 2004 executive incentive compensation program provided for a cash pool to be paid out on the basis of achievement of specified compliance, financial and strategic targets and objectives of PolyMedica.

      Long-Term Incentive Compensation. PolyMedica’s long-term incentive compensation program is implemented through the periodic grant of stock options. PolyMedica’s stock option program promotes a long-term congruity of interest between PolyMedica’s employees and its stockholders and assists in the retention of executives. The number of shares to be granted to each participant generally reflects the position of the executive within PolyMedica and his or her contributions to PolyMedica’s achievement of the business plan and goals. Stock options are granted at or above the current market price and generally vest over a four-year period to encourage key employees to continue in the employ of PolyMedica.

      Summary of Compensation of Chief Executive Officer. Mr. Shanaman became interim Chief Executive Officer of PolyMedica in August 2002. From April 1, 2003 through January 13, 2004, Mr. Shanaman was paid $191,371 in cash and received a grant of 10,000 restricted shares of Common Stock for a purchase price of $0.01 per share. The value of the restricted stock less the aggregate purchase price of the shares, on the date of grant, was approximately $192,950. As of March 31, 2004, all shares had “vested” and became free of restrictions on repurchase. Mr. Shanaman became the permanent Chief Executive Officer of PolyMedica on January 13, 2004 and has entered into an employment agreement with PolyMedica whereby he receives a $500,000 per year salary and is eligible for a target bonus of 100% of his base salary. In determining Mr. Shanaman’s total compensation, the Compensation Committee sought to provide Mr. Shanaman with a salary package consisting of base salary, bonus compensation and equity compensation that is comparable to companies within PolyMedica’s peer group, with more emphasis on the equity component of his compensation.

      Compliance with Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to a public company for certain compensation in excess of $1,000,000 paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, PolyMedica structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments (such as annual bonus program payments) that may be in excess of the limit when the Compensation Committee believes such payments are appropriate and in the best interests of its stockholders, after taking into consideration changing business conditions and the performance of employees.

      By the Compensation Committee of the Board of Directors of PolyMedica:

Daniel S. Bernstein, M.D.
Frank W. LoGerfo, M.D.
Marcia J. Hooper
Thomas O. Pyle*

*Joined committee June 10, 2004

Comparative Stock Performance

      The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of PolyMedica for the period from March 31, 1999, and through the fiscal years ended March 31, 2000, 2001, 2002, 2003 and 2004 with the cumulative total return on, (i) the Nasdaq Stock Market (the “Nasdaq Composite Index”) and (ii) a peer group (the “Peer Group”) determined by PolyMedica. The graph assumes the investment of $100 in PolyMedica’s Common Stock, the Nasdaq Composite Index, and the Peer Group on March 31, 1999, and reinvestment of all dividends. Measurement points are on March 31, 1999, and 2000, March 30, 2001, March 28, 2002 and March 31, 2003 and 2004.

      The Peer Group consists of Chronimed, Inc., Curative Health Services, Inc., Del Laboratories, Inc., IVC Industries, Inc., KV Pharmaceutical Company, Matria Healthcare, Inc., Moore Medical Corporation, Nutraceutical International Corporation, Allied Healthcare Group, Inc. (f/k/a Transworld Healthcare, Inc.), Apria Healthcare Group, Inc. and Lincare Holdings, Inc.

	3/31/1999	3/31/2000	3/30/2001	3/28/2002	3/31/2003	3/31/2004

PolyMedica Corporation	100.0	788.8	303.3	481.4	580.9	1,047.7
Self-Determined Peer Group	100.0	185.8	74.4	75.0	55.0	81.2
Nasdaq Stock Market (U.S. Comparative)	100.0	109.4	173.5	189.7	192.5	238.2

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended requires PolyMedica’s directors, executive officers and persons who own more than ten percent of any registered class of PolyMedica’s equity securities (“reporting persons”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of PolyMedica. Reporting persons are required by SEC regulations to furnish PolyMedica with copies of all Section 16(a) reports they file.

      Based solely on its review of copies of reports filed by reporting persons of PolyMedica under Section 16(a), and written representations from such reporting persons, PolyMedica believes that, except as follows, all filings required to be made by reporting persons of PolyMedica were timely filed for the year ended March 31, 2004 in accordance with Section 16(a). On February 23, 2004, Dr. Bernstein, Mr. Burkhardt, Mr. Denton, Ms. Hooper, Dr. LoGerfo, Mr. Maupay and Thomas S. Soltys, a former director of the Company, each filed a Form 4 due on November 16, 2003. On July 24, 2003, Mr. Farrell, Dr. Siciliano and Mr. Trowbridge each filed a Form 4 due on July 2, 2003. On April 6, 2004, Mr. Farrell filed a Form 4 due on April 2, 2004. On March 2, 2004, Ms. Hooper filed a Form 4 due on October 2, 2003. On August 21, 2003, Mr. Shanaman filed a Form 4 due on July 13, 2003. On July 29, 2004, Mr. Maupay filed a Form 3/A to report his indirect beneficial ownership of 490 shares held by his spouse, which were omitted from the Form 3 filed by Mr. Maupay on May 13, 2002. On July 29, 2004, Mr. Maupay also filed a Form 4 and a Form 5, which were originally due on May 20, 2004 and May 17, 2004, respectively, to report the acquisition of an aggregate of 150 shares acquired by automatic reinvestment of dividends on six occasions between February 14, 2003 and May 18, 2004.

CERTAIN TRANSACTIONS

      Until March 31, 2004, Boston Special Risks Insurance Agency, Inc. (“Boston Special Risks”) of which Mr. Soltys, a former director of PolyMedica, is President and Owner, was the broker of record for PolyMedica’s corporate property and casualty insurance. In the fiscal year ended March 31, 2004, PolyMedica paid Boston Special Risks fees and commissions ranging from 5% to 12.5% of premiums for our corporate property and casualty insurance policies. Total premiums paid to Boston Special Risks in connection with our corporate property and casualty insurance policies totaled approximately $5.0 million. In the fiscal year ended March 31, 2004, PolyMedica also paid Boston Special Risks approximately $100,000 in fees and commissions in connection with the provision of employee health and benefit insurance policies. Total premiums paid, including amounts contributed by employees, for employee health and benefit insurance policies totaled approximately $10.0 million. Effective September 2003 and April 2004, PolyMedica replaced Boston Special Risks as its broker of record for employee health and benefit and corporate property and casualty insurance policies, respectively.

ITEM TWO

APPROVAL OF AMENDMENT TO 2000 STOCK INCENTIVE PLAN

      The Board believes that the future success of PolyMedica depends on its ability to attract, retain and motivate key employees with experience and ability. On June 30, 2004, the Board adopted, subject to stockholder approval, an amendment to the 2000 Plan, increasing from 4,600,000 to 6,400,000 the number of shares of Common Stock available for issuance pursuant to awards under the 2000 Plan (the “2000 Plan Amendment”). Such share amounts reflect PolyMedica’s two-for-one stock split effected on September 29, 2003. Of the 4,600,000 shares authorized for issuance under the 2000 Plan, 421,658 remained unissued as of March 31, 2004.

      The following is a brief summary of the material terms of the 2000 Plan. The 2000 Plan was originally adopted by the Board in June 2000 and approved by the stockholders in September 2000. Amendment No. 1 to the 2000 Plan was adopted by the Board in August 2001 and approved by the stockholders in September 2001. Amendment No. 2 to the Plan was adopted by the Board in July 2002 and approved by the stockholders in September 2002.

Description of the 2000 Plan

      The following summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Annex B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2000 Plan may be obtained upon request by writing or calling PolyMedica at the following address or phone number: 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling (781) 933-2020.

Types of Awards

      The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options and restricted stock awards (collectively, “Awards”).

      Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price, subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of PolyMedica or its subsidiaries). Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of PolyMedica or its subsidiaries). The 2000 Plan permits the following forms of payment of the exercise price of options, as determined by the Board:

•	payment by cash, check or in connection with a “cashless exercise” through a broker;

•	surrender to PolyMedica of shares of Common Stock;

•	delivery to PolyMedica of a promissory note;

•	any other lawful means; or

•	any combination of these forms of payment.

      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of PolyMedica to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Eligibility to Receive Awards

      Employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) of PolyMedica and its subsidiaries and of other business ventures in which PolyMedica has a significant interest are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees of PolyMedica and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 300,000 shares per calendar year.

Plan Benefits

      As of March 31, 2004 approximately 1,926 persons were eligible to receive Awards under the 2000 Plan, including the Company’s five executive officers and seven non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and PolyMedica cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

      On July 26, 2004, the last reported sale price of PolyMedica Common Stock on NASDAQ was $27.08. Since adoption of the 2000 Plan in June 2000, the following options have been granted under the 2000 Plan to the following persons and groups:

Number of Shares

Named Executive Officers
Samuel L. Shanaman	288,890
John K. P. Stone, III	200,000
Stephen C. Farrell	244,000
Fred H. Croninger, III	70,000
William B. Eck	50,000
Arthur A. Siciliano, Ph.D.	354,000
Warren K. Trowbridge	187,500
All current executive officers as a group	852,890
All current directors who are not executive officers as a group	304,000
Director nominees:
Marcia J. Hooper	60,000
Edward A. Burkhardt	30,000
Frank W. LoGerfo, M.D.	60,000
Associates of any of directors, executive officers or nominees	—
Others who received or are to receive 5% of options under the 2000 Plan
*Steven J. Lee	440,000
Employees (including current officers who are not executive officers) as a group	1,827,738

*	Includes 250,000 options granted September 14, 2000, 125,000 granted April 11, 2001, 50,000 options granted December 6, 2001 and 15,000 granted September 12, 2002.

Administration

      The 2000 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board may delegate authority under the 2000 Plan to one or more committees or subcommittees of the Board.

      Subject to any applicable limitations contained in the 2000 Plan, the Board or the Compensation Committee selects the recipients of Awards and determines:

•	the number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options (which may not be less than 100% of fair market value of the Common Stock);

•	the duration of options (which may not exceed 10 years); and

•	the number of shares of Common Stock subject to any restricted stock Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

      The Board is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

      In the event of a proposed liquidation or dissolution of the Company, the Board is required to provide that all unexercised options will:

•	become exercisable in full at least ten business days prior to the effective date of such liquidation or dissolution; and

•	terminate effective upon such liquidation or dissolution, except to the extent exercised beforehand.

      The Board may specify the effect of dissolution or liquidation on a restricted stock Award at the time such an Award is granted.

      The 2000 Plan also contains provisions addressing the consequences of any “Acquisition Event,” which is defined as:

•	any merger or consolidation of PolyMedica with or into another entity as a result of which the Common Stock of PolyMedica is converted into or exchanged for the right to receive cash, securities or other property; or

•	any exchange of shares of the Common Stock of PolyMedica for cash, securities or other property pursuant to a share exchange transaction.

      Upon the occurrence of an Acquisition Event, all outstanding options are to be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then the Board must either accelerate the options to make them fully exercisable prior to consummation of the Acquisition Event or provide for a cash out of the value of any outstanding options. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock Award will inure to the benefit of the acquiring or succeeding corporation and shall apply to the cash, securities or other property which the Common Stock has converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock Award.

      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Transferability, Amendment and Termination

      Except as the Board may otherwise determine or provide, no Award may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, except by will or the laws of descent or distribution. No Award may be made under the 2000 Plan after June 8, 2010, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by PolyMedica’s stockholders.

Federal Income Tax Consequences

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by PolyMedica or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to PolyMedica. There will be no tax consequences to PolyMedica except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

      The Board believes adoption of the 2000 Plan Amendment is in the best interests of PolyMedica and its stockholders and recommends a vote FOR this proposal.

ITEM THREE

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP (“PwC”) as PolyMedica’s independent registered public accounting firm for the current year. PwC (or one of its predecessors, Coopers & Lybrand LLP) has served as PolyMedica’s independent public accountants since 1990.

      Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

      If the stockholders do not ratify the selection of PwC as PolyMedica’s independent public accountants, the selection of such accountants will be reconsidered by the Board.

Board Recommendation

      Accordingly, the Board believes ratification of the selection of PwC as PolyMedica’s independent public accountants for the current year is in the best interests of PolyMedica and its stockholders and recommends a vote FOR this proposal.

Independent Auditor Fees and Other Matters

      The following table summarizes the fees of PwC, our independent auditors, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2004	2003

Audit Fees(1)	$696,200	$573,000
Audit-Related Fees(2)	22,600	16,000
Tax Fees(3)	225,950	224,600
All Other Fees(4)	78,680	639,544

Total Fees	$1,023,430	$1,453,144

(1)	Audit Fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits. None of the Audit-Related Fees billed in 2004 and 2003 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $118,175 of the total Tax Fees billed in 2004 and $98,120 of the total Tax Fees billed in 2003. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee payroll tax research and requests for rulings or technical advice from taxing authorities. 2.7% of the Tax Fees billed in 2004 and 2.4% of the Tax Fees billed in 2003 were provided under the de minimis exception to the audit committee pre-approval requirements.

(4)	All Other Fees for 2004 and 2003 consist primarily of a review and analysis of the internal business and financial reporting systems and procedures of PolyMedica’s subsidiaries, Liberty Medical Supply, Inc. and Liberty Home Pharmacy Corporation, in connection with investigations by federal regulators. None of the All Other Fees billed in 2004 or 2003 were provided under the de minimis exception to the audit committee pre-approval requirements.

Pre-Approval Policies and Procedures

      The Audit Committee has the authority to approve all audit and non-audit services that are to be performed by the Company’s independent auditors. Generally, the Company may not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee (or a properly delegated subcommittee thereof).

OTHER MATTERS

      The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by PolyMedica. In addition to solicitations by mail, PolyMedica’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews and PolyMedica reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and PolyMedica will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing or calling the Company at the following address or phone number: PolyMedica Corporation, 11 State Street, Woburn, MA 01801, Attention: Investor Relations or by calling (781) 931-2020. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2005 ANNUAL MEETING

      Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for its 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company no later than April 4, 2005.

      The Company’s Restated By-Laws also establish an advance notice procedure with respect to the business to be conducted at an annual meeting of stockholders. In order to be properly brought before the meeting, a notice of such business must have been received by the Secretary of the Company by the later of June 29, 2005, and sixty days prior to the 2005 Annual Meeting of Stockholders. Any such notice must contain certain specified information concerning the business proposed to be brought before the meeting and the stockholder proposing to bring such business before the meeting, all as set forth in the Restated By-Laws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

By Order of the Board of Directors,

DEVIN J. ANDERSON, Secretary

July 29, 2004

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

ANNEX A

POLYMEDICA CORPORATION

AUDIT COMMITTEE CHARTER

Adopted January 17, 2003

Amended and Restated March 12, 2004

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.     Structure and Membership

      (1) Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      (2) Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      (3)     Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      (4)     Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      (5)     Compensation. The compensation of Audit Committee members shall be determined by the Compensation Committee and approved by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      (6)     Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      (1)     Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      (2)     Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      (3)     Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      (4)     Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

      (5)     Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

      (6)     Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      (7)     Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      (8)     Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

      (9)     Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

      (10)     Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

      (11)     Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      (12)     Approval of Certain Personnel Decisions. The Audit Committee must approve the termination of any employee of the Company whose primary duties are related to the Company’s internal audit function.

      (13)     Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

      (14)     Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      (1)     Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management; (iii) the Company’s internal auditors and iv) the Company’s chief legal officer. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      (2)     Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      (3)     Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      (4)     Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      (5)     Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      (6)     Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      (7)     Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNEX B

POLYMEDICA CORPORATION

2000 STOCK INCENTIVE PLAN

1.     Purpose

      The purpose of this 2000 Stock Incentive Plan (the “Plan”) of PolyMedica Corporation, a Massachusetts corporation (“PolyMedica” or the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the “Board”).

2.     Eligibility

      All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options and restricted stock awards, (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.     Administration, Delegation

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.     Stock Available for Awards

      (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 4,600,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be

300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.     Stock Options

      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”. Notwithstanding anything contained herein to the contrary, without the prior approval of the Company’s shareholders, no option issued hereunder shall be repriced, replaced or regranted through cancellation, or by lowering the option exercise price of a previously granted award.

      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PolyMedica or any of its present or future subsidiaries as defined in section 424(f) of the code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted at not less than 100% of the fair market value of the shares of Common Stock, as determined by the Board, at such time, and shall specify that exercise price in the applicable option agreement.

      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.     Restricted Stock

      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.     Adjustments for Changes in Common Stock and Certain Other Events

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

      (c) Acquisition Events

(1) Definition. An “Acquisition Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the

Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.     General Provisions Applicable to Awards

      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided , however, that the total tax withholding where stock is being used to satisfy such tax obligation cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state taxes including payroll taxes that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (f) Amendment of Award. Subject to the provisions of the last sentence of Section 5(a) hereof, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, or that any Restricted Stock Awards shall be free of restrictions in full or in part.

9.     Miscellaneous

      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the

Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

      (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on June 8, 2000
Approved by the Shareholders on September 14, 2000

(Increase from 1,200,000 to 1,800,000 Common
Stock authorized for issuance under the Plan)
Amended by the Board of Directors on August 27, 2001
Approved by the Shareholders on September 13, 2001

(Increase from 1,800,000 to 2,300,000 shares of
Common Stock authorized for issuance under the Plan)
Amended by the Board of Directors on July 24, 2002
Approved by the Shareholders on September 12, 2002

(Adjustment from 2,300,000 to 4,600,000 shares of Common Stock authorized for issuance under the Plan and from 150,000 to 300,000 per participant per year as a result of 2 for 1 stock split on September 29, 2003)

POLYMEDICA CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, SEPTEMBER 17, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF POLYMEDICA CORPORATION

     The undersigned, revoking all prior proxies, hereby appoint(s) John K. P. Stone, III and Stephen C. Farrell, and each of them (with full power of substitution), as proxies to represent and vote, as designated herein, all shares of Common Stock of PolyMedica Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, on Friday, September 17, 2004, at 9:00 a.m. local time, and at any adjournment thereof.

     In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Annual Meeting.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

☒ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

               (1)     To elect the following three (3) nominee directors as Class I Directors of the Company (except as marked below) for the ensuing three years:

Nominees:          (01) Frank W. LoGerfo, M.D., (02) Marcia J. Hooper and (03) Edward A. Burkhardt

☐ FOR the nominees (except as marked below)	☐ WITHHOLD authority to vote for all nominees

FOR all nominees, except authority withheld to vote for the following nominee:

               (2)     To approve an amendment to the Company’s 2000 Stock Incentive Plan, increasing from         to         the number of shares of Common Stock available for issuance under the 2000 Stock Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

               (3)     To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending March 31, 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Date:		Date:

	Signature		Signature (if held jointly)